SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒        Preliminary Information Statement

☐        Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐        Definitive Information Statement

SUCCESS ENTERTAINMENT INTERNATIONAL GROUP INC.

(Name of Registrant as Specified in Its Charter)

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☐        Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUCCESS ENTERTAINMENT INTERNATIONAL GROUP INC.

215 North Jefferson, Box 591

Ossian, Indiana 46777

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished to you as a holder of shares of common stock, par value $0.001 per share (the “Common Stock”), of Success Entertainment International Group Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (collectively, the “Corporate Actions”), taken by unanimous written consent of the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the outstanding shares of Common Stock (the “Consent”):

1.

Approval of an amendment to the Company’s articles of incorporation (the “Current Articles”), to increase to the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares;

2.	Approval of an amendment to the Current Articles to add a class of blank check preferred stock comprising 10,000,000 shares; and
3.

Approval of amendments to the Current Articles to provide for the indemnification of our officers and directors and to limit the liability of our officers and directors to the fullest extent provided by Nevada law.

The amendments to our Current Articles referenced above are referred to collectively as the “Amendments”.

Only stockholders of record on July 2, 2018 will be provided with a copy of this Notice and Information Statement.

The Consent constitutes the only stockholder approval required for the Corporate Actions under Nevada law, the Current Articles and our bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. This Notice and Information Statement are furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of the Corporate Actions before they take effect.

The Amendments will become effective when we file a Certificate of Amendment to our Articles of Incorporation with the State of Nevada (“Certificate”). In accordance with Rule 14c-2 promulgated under the Exchange Act, we will not file the Certificate until the date that is at least 20 days after the enclosed Information Statement is first mailed to our stockholders. The date on which this Notice and Information Statement will be sent to stockholders will be on or about July [ _ ], 2018.

We encourage you to read the accompanying Information Statement for further information regarding the Amendments, including the form of the Certificate which is attached as Exhibit A to the Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We encourage you to read the attached Information Statement and the exhibit hereto carefully for further information regarding these actions.

By Order of the Board of Directors,

/s/ Brian Kistler	July [___], 2018
Brian Kistler, President

SUCCESS ENTERTAINMENT INTERNATIONAL GROUP, INC.

215 North Jefferson, Box 591

Ossian, Indiana 46777

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE SECURITIES EXCHANGE ACT OF 1934

The following corporate actions were unanimously authorized and approved by the written consent of the board of directors (“Board”) of Success Entertainment International Group Inc., a Nevada corporation (the “Company”), on July 2, 2018 and by the holders of approximately 64.94% of the outstanding shares of common stock, par value $0.001 per share (“Common Stock”), of the Company on July 2, 2018 (the “Majority Holders”), the record date set by the Board for holders of Common Stock entitled to vote with respect to the corporate actions enumerated below (“Record Date”):

Action 1:	Amendment to the Company’s articles of incorporation (the “Current Articles”) to increase to the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares;
Action 2:	Amendment to the Current Articles to add a class of blank check preferred stock comprising 10,000,000 shares; and
Action 3:

Amendments to the Current Articles to provide for the indemnification of our directors and officers and to limit the liability of our directors and officers, in each case, to the fullest extent permitted under Nevada law.

The amendments to our Current Articles referenced above are referred to collectively as the “Amendments”. and our Articles of Incorporation as amended after giving effect to the Amendments, the “Amended Articles.”

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the Corporate Actions described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL INFORMATION

This Information Statement is being furnished to all holders of Common Stock as of the Record Date in connection with action taken by written consent of the Majority Holders to authorize the Amendments (the “Corporate Actions”). The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Common Stock as of the Record Date.

Outstanding Shares and Voting Rights

As of July 2, 2018, there were 75,000,000 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote on any matter submitted to the stockholders.

Reasons for Obtaining Stockholder Consent; Vote Required

The Board sought the consent of the holders of a majority of the outstanding shares of our Common Stock because under Nevada corporate law an amendment to a corporation’s articles of incorporation requires the approval of the holders of shares representing a majority of the voting power of each class or series of stock adversely affected by the amendment. In order to eliminate the costs involved in holding a special meeting at which the Amendments would be considered and acted upon and filing a full proxy statement as would be required under the Exchange Act, our Board elected to utilize the written consent of the holders of a majority of our Common Stock to approve the Amendments.

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Statutory and Corporate Authority for Stockholder Action by Written Consent

Stockholders of our Company are entitled to take action pursuant to a written consent in lieu of a meeting pursuant to section 78.320 of the Nevada Revised Statutes (“NRS”) and ARTICLE I, Section 5 of the Company’s bylaws which provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written consents are signed by stockholders representing a majority of the shares entitled to vote at such a meeting.

Effective Time of the Amendments

The Amendments will become effective immediately upon acceptance of filing by the Secretary of State of the State of Nevada of a Certificate of Amendment to our Articles of Incorporation (“Certificate”), a copy of which is attached as Exhibit A to this Information Statement. In accordance with Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will not file the Certificate until the date that is at least 20 days after this Information Statement is first mailed to our stockholders. The date on which this Information Statement will be sent to stockholders will be on or about July [__], 2018. Therefore, we expect that Certificate will be filed on or about [______], 2018.

Our Board reserves the right to abandon or delay the filing of the Certificate for any reason at any time before the filing of the Certificate with the State of Nevada, even though the Amendments have been approved by the Majority Stockholders.

Dissenter’s Rights of Appraisal

Under Nevada law, stockholders are not entitled to appraisal rights with respect to any of the Corporate Actions described in this Information Statement and the Company will not independently provide stockholders with any such rights.

Interests of Certain Persons in Matters to Be Acted Upon

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the July 2, 2018 Record Date, by: (i) each current director and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each stockholder who owned more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated, subject to applicable community property laws.

Information relating to beneficial ownership of our Common Stock is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC.

The business address of each director and officer listed in the table below is c/o the Company at 215 North Jefferson Street, Ossian, Indiana 46777.

The percentage of shares beneficially owned by each person named below is based on 75,000,000 shares of Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock Owned

Directors and Executive Officers:
Steve Andrew Chen	37,400,000	(2)	49.87%
Brian Kistler	-		0%
Chris (Chi Jui) Hong	7,995,000	(2)	10.66%
Frank Tseng	-		0%
Tony Cheng	4,712,000		6.28%
All directors and executive officers as a Group	50,107,000		66.81%

5% Stockholders
Wen-Chi Huang 10. No. 46, Sec 4, Zhongxiao East Road Taipei, Taiwan	6,980,000		9.31%

Kwang-Mei Kao No. 76-5, Zhangxin Street Wenshan District Taipei City 116, Taiwan	7,200,000		9.60%

Huei-Chuan Kuo 97-4, Jinghou Street Wenshan District Taipei City 116, Taiwan	7,200,000		9.60%

(1)

The shares attributed to Mr. Chen in the table include beneficial ownership of 7,400,000 shares in the name of 99999 Holdings, Inc., a Nevada corporation majority owned and controlled by Mr. Chen, and 30,000,000 shares of our Common Stock held in the name of Success Holding Group Corp USA, which is controlled by Mr. Chen.

(2)

The shares attributed to Mr. Hong in the table include beneficial ownership of 1,395,000 shares owned in the name of Mr. Hong’s wife and 6,600,000 shares of Common Stock owned in the name of 1st Best Int’l Co., Ltd.

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ACTION 1

INCREASE IN NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

General

The Company’s Current Articles authorize the issuance of 75,000,000 shares of Common Stock. As of the Record Date, all 75,000,000 shares of Common Stock had been issued and there are no additional shares of Common Stock authorized for the Company to issue. Upon the filing of the Certificate, the authorized shares of the Company’s Common Stock will increase from 75,000,000 shares to 500,000,000 shares, without otherwise changing the rights currently enjoyed by holders of the Common Stock.

Purpose of the Increase of the Number of Authorized Shares of Common Stock

The increase in the Company’s authorized Common Stock approved by the Majority Holders will give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions. Accordingly, the Board believes that the increase in the number of shares of Common Stock the Company is authorized to issue is in the best interests of the Company and its stockholders.

Effect of the Increase of the Number of Authorized Shares of Common Stock

The increase in authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue newly authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Articles of Incorporation, applicable law or by applicable rules of a trading market or stock exchange. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the capital increase amendment is not prompted by any specific effort or takeover threat currently perceived by management.

ACTION 2

AUTHORIZATION OF CLASS OF BLANK CHECK PREFERRED STOCK

General

The Company’s Current Articles do not provide for the issuance of shares of preferred stock. The issuance of preferred stock is a common technique employed by public companies in capital raising transactions and, under certain circumstances, in the context of acquisitions. Upon the filing of the Certificate, the Company will be authorized to issue up to 10,000,000 shares of blank check preferred stock with a par value of $0.001 per share (“Preferred Stock”).

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Purpose of the Authorization of Blank Check Preferred Stock

The Amendment would authorize the Board, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series and to fix the designations of the series, including, without limitation: (i) the number of shares in each series; (ii) whether a series will bear dividends and whether dividends will be cumulative; (iii) the dividend rate and the dates of dividend payments; (iv) liquidation preferences and prices; (v) terms of redemption, including timing, rates and prices; (vi) conversion rights; (vii) any sinking fund requirements; (viii) any restrictions on the issuance of additional shares of any class or series; (ix) any voting rights; and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions. Further, the Board will have the authority and discretion to fix the consideration for which shares of Preferred Stock are sold by the Company.

Any series of Preferred Stock could, as determined by our Board at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the Common Stock.

The Board’s primary reason for authorizing the Preferred Stock is to provide flexibility for the Company’s capital structure. For example, prospective investors may seek to mitigate their risks of an investment by acquiring preferred stock that possesses characteristics that reduce such risks, such as a feature that allows for conversion of the preferred stock into common stock at a rate that adjusts based on factors such as the price per share of common stock and/or the number of shares of common stock outstanding. By providing the Board with the discretion to designate classes and series of Preferred Stock, the Board will be able to tailor the specific terms of any such class or series of Preferred Stock to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any class or series of Preferred Stock.

The Preferred stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

For the foregoing reasons, the Board believes that the authorization of a class of blank check preferred stock is in the best interests of the Company and its stockholders.

Effects of Authorization of Blank Check Preferred Stock

The shares of Preferred Stock authorized pursuant to the Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders, unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange. Existing stockholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to earnings per share, voting, liquidation rights and book and market value.

It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of our Common Stock until the Board determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

●	reduction of cash that otherwise might be available for the payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred stock;
●	restrictions on dividends on the Common Stock;
●	rights of any series or the class of Preferred stock to vote separately, or to vote with the Common Stock;
●

conversion of the Preferred stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock, thereby diluting the book value or per share value of the outstanding Common Stock; and

●	the holders of Common Stock not being entitled to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

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Possible Anti-Takeover Effects of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging, delaying or preventing persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock, dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a shareholder rights plan or “poison pill.”

This Amendment was not adopted in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure and the Board is not currently aware of any attempt to take over or acquire the Company. Stockholders should be aware that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any such transaction that is not otherwise consummated which may be so discouraged or avoided could be a transaction that the Company’s stockholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

ACTION 3

PROVIDE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS

AND LIMIT THE LIABILITY OF OUR OFFICERS AND DIRECTORS

TO THE FULLEST EXTENT PROVIDED BY NEVADA LAW

General

Our Existing Articles were created upon the formation of the Company, at a time when the Company was a private company and had only a few stockholders, and do not specifically address indemnification or liability of our directors and officers to the Corporation in their capacity as directors and officers.

Purpose of Amending the Articles of Incorporation to Indemnify and Limit the Liability of our Directors and Officers to the Fullest Extent Permitted by Nevada Law

Though Nevada law and our bylaws provide that a corporation may indemnify directors and officers and that directors and officers are not liable to a corporation for certain actions, it is customary for public companies to provide in their organizational documents that the corporation will indemnify its present and former directors and officers and limit the liability of the its directors and officers to fullest extent permitted by the laws of its jurisdiction of formation. Our Board believes that persons otherwise qualified to serve as a directors and officers of our Company may be reluctant to do so unless we provided these protections to our directors and officers. As we expand our operations, we may seek to add qualified independent directors and new officers and the omission of these provisions from our articles of incorporation could deter them from accepting a position with our Company.

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Effect of Amending the Articles of Incorporation to Indemnify and Limit the Liability of our Directors and Officers to the Fullest Extent Permitted by Nevada Law

Our Amended Articles protect our officers and directors against personal liability for damages for their conduct or omissions as officers or directors, to the fullest extent permitted by Nevada law and our bylaws, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of the NRS. In addition, our Amended Articles requires us to indemnify any present and former officer or director who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, manager or trustee of another corporation or enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement and amounts expended in seeking indemnification), reasonably incurred or suffered by such person in connection therewith, and to pay such expenses in advance of the final disposition of such action, suit or proceeding. The Board believes that providing for maximum indemnification and limiting the liability of our directors and officers will better enable us to engage and retain qualified officers and directors, as it is consistent with the practices of many public companies and, accordingly, believes that the amending our Current Articles to provide such protections is in the best interests of the Company and its stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward -looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By Order of the Board of Directors

Dated: July [___], 2018

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EXHIBIT A

CERTIFICATE

8

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Success Entertainment Group International Inc. (the “Corporation”).

2. Amendments

The articles have been amended as follows: (provide article numbers, if available):

(a) Section 3 of the Articles of Incorporation, titled “Authorized Stock” is deleted in its entirety and replaced with the following:

ARTICLE 3

AUTHORIZED STOCK

A. Authorized Shares. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000) shares, consisting of two classes designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Ten Million (10,000,000) shares.

B. Common Stock.

(1) Dividend Rights. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statutes (“NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(2) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(3) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock then outstanding.

(4) No Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(5) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

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C. Preferred Stock.

The board of directors is authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Nevada (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued class or series of Preferred Stock, and the treatment in the case of a merger, business combination transaction, or sale of the Corporation’s assets, to fix the consideration for which such class or series of Preferred Stock may be issued, and to increase or decrease the number of shares of any class or series so created subsequent to the issue of that class or series but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series. There shall be no limitation or restriction on any variation between any of the different classes or series of Preferred Stock as to the designations, preferences, limitations, restrictions and relative rights thereof; and the several classes or series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the board of directors or a committee of the board of directors, providing for the issuance of the various classes or series of Preferred Stock.

(b) The Articles of Incorporation are amended by adding the following article designated as Article 8:

ARTICLE 8

LIMITATION OF LIABILITY

The personal liability of directors and officers of the Corporation shall be eliminated to the fullest extent permitted by the NRS, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of NRS Section 78.300. No amendment, modification or repeal of this Article 8 applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

(c) The Articles of Incorporation are amended by adding the following article designated as Article 9:

ARTICLE 9

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article 9 or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the board of directors or through the adoption of bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this Article 9.

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The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person’s official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of NRS, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation’s receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. No amendment, modification or repeal of this Article 9 applies to or has any effect on any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

3. Stockholder Approval:

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

64.94% of the outstanding shares of common stock.

4. Signature:

[__________], 2018

Name: Brian Kistler

Title: President of Success Entertainment Group International Inc.

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